                                                                   EXHIBIT 99.1


[EMS TECHNOLOGIES LOGO]                    NEWS RELEASE
                                           Atlanta, Georgia
                                           July 29, 2003

                                           Contact: Investor Relations
                                           Phone: (770) 729-6510
                                           E-mail: investor.relations@ems-t.com
                                           WWW.EMS-T.COM


                           EMS TECHNOLOGIES ANNOUNCES
                             SECOND QUARTER RESULTS

EMS Technologies, Inc. (Nasdaq - ELMG) today reported a consolidated net loss of $14.1 million ($1.32 per share) for the second quarter of 2003 and $14.0 million ($1.32 per share) for the first six months of 2003. The Company recently announced plans to sell its Montreal commercial space division. This press release includes details of historical results, which do not account for the Montreal commercial space division as "discontinued operations." It also presents those results on a pro forma basis showing how they are expected to be restated beginning in the third quarter, when that division will be reported as discontinued operations. On a pro forma basis, the consolidated net earnings from continuing operations in 2003 were $2.4 million ($.23 per share) for the second quarter and $4.2 million ($.40 per share) for first six months. The pro forma losses from discontinued operations in 2003 were $16.5 million ($1.55 loss per share) for the second quarter and $18.3 million ($1.72 loss per share) for the first six months.

         The profitable performance of the Company's continuing operations has been the result of record revenues in both the U.S. and Europe for LXE wireless computer products, higher sales of EMS Wireless antennas and repeaters for telecommunications systems, and more defense-related sales of high-speed terminals from the SATCOM division and advanced communications products from Space & Technology/Atlanta.

         As previously announced, the 2003 results for the Space & Technology/Montreal commercial space division reflected the effects of slow market conditions and, in particular a $14 million charge in the second quarter due to key-supplier delays and related technical problems on a large satellite program. Management has also previously announced that the Company will record a charge to discontinued operations in the third quarter equal to the anticipated loss upon divestiture of Space & Technology/Montreal. Management, in consultation with its advisors, has preliminarily estimated that this charge could approach $20 million, although the actual charge to be recognized may vary depending upon market conditions and further analysis.

         Alfred G. Hansen, president and chief executive officer, commented, "As the second quarter financial results show, four of our main business units remain quite profitable. They have been able to do this by delivering high-value products to meet the critical communications needs of our customers...

         - In uncertain economic times, companies often scale back on many types of capital spending, but our customers continue to find that their investments in materials handling and logistics systems deliver a solid return. This year, our customers have helped us set new sales records for the first and second quarters, and LXE's financial performance has remained strong in both U.S. and European markets. The key to LXE's success has been a commitment to deliver best-of-kind products and services,

                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 29, 2003


                  and this commitment was recognized by the industry recently when LXE won its second consecutive Mobile Star(TM) award for providing the best customer service in its class.

         - High-speed information by satellite has proven its enormous value in the recent conflicts in Afghanistan and Iraq. Defense customers - especially the U.S. military - continued to augment their capabilities in the second quarter with high-speed terminals and aeronautical antennas from our SATCOM division. Emergency management systems are another area of increasing public importance, and in the second quarter, EMS's products attracted customers such as the New York City fire department, which will use our mobile terminals when traditional land communications have been interrupted. And our SARMaster(TM) search-and rescue system will be deployed later this year for greater safety in remote areas of Vermont, Oregon and the state of Washington.

         - New defense systems push the edge of the technology envelope for space-based communications and sensing, as well as airborne and terrestrial applications. Our Atlanta-based Space & Technology division has the experience and technology base to meet these challenges. During the second quarter we announced a $12 million contract to supply key datalink antenna systems for the U.S. Air Force F/A-22 Raptor fighter/attack aircraft. In addition, EMS's switching technology was selected for a $6 million contract to supply the COSMO SkyMed earth observation satellite. Space & Technology/Atlanta also received new orders for sophisticated switching systems and beam-forming networks in defense space applications. These contracts will reinforce backlog and sales in the short term and provide opportunities for significant follow-on business for the long-term.

         - The telecommunications market may not be growing as rapidly as it once did, but widespread use of wireless telecommunications continues to place increasing demands on the world's wireless infrastructure. Many of the leading wireless service providers in the U.S. and Latin America have turned to antennas and repeaters from EMS Wireless to expand system capacity and efficiency, yet at a competitive cost. In particular, EMS Wireless benefited in the second quarter from major system build-outs by some of its U.S. customers. This division also recently signed supplier agreements with major companies serving Latin America and Eastern Europe.

         - Our start-up venture - the Satellite Networks group - continued to make important progress, reaching an agreement with Alcatel Space to provide terminals and other equipment for Alcatel's planned "DSL in the Sky" service, based on the DVB-RCS communications standard that EMS helped develop.

         Although recent market conditions have not been favorable for the Company's Montreal commercial space business, it remains one of the world's leading providers of high-performance space products. In the second quarter, Montreal delivered complex antenna feeds for use in the Inmarsat-4 system, which will support high-speed mobile Internet access, video-on-demand, video conferencing, fax and e-mail services around the world. Montreal also completed work on and delivered an extremely complicated, high-performance antenna system for Ku and Ka-band communications services to be offered by Eutelsat. With this demonstrated high level of


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                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 29, 2003


engineering and manufacturing capabilities, along with superb facilities and a unique role in Canada's international space activities, we believe our Montreal commercial space operations should be attractive to a larger participant in the commercial space business.

         We believe the basic prospects for our businesses are strong. More specific guidance about the earnings performance of the Company is clearly subject to substantial uncertainties in current world economies, especially in the telecommunications sector. However, we believe that in favorable circumstances, the Company's continuing operations can achieve revenues in the range of $275 - $280 million for the year 2003, with related annual earnings of $8 - $8.9 million, or $.75 - $.83 earnings per share.

                                   ---------

EMS TECHNOLOGIES, INC. is a leading provider of technology solutions to wireless and satellite markets. The Company focuses on mobile information users, and increasingly on broadband applications. The Company is headquartered in Atlanta, employs approximately 1,700 people worldwide, and has manufacturing facilities in Atlanta, Montreal, Ottawa and Brazil.

The Company has four main families of products...

- SPACE & TECHNOLOGY antennas and other hardware, for space and satellite communications, radar, surveillance, military countermeasures, and other specialized uses,

- LXE mobile computers and wireless local area networks, for materials handling and logistics,

- EMS WIRELESS base station antennas and repeaters, for PCS/cellular telecommunications,

- SATCOM antennas and terminals, for aeronautical, land-mobile and maritime communications via satellite.

THERE WILL BE A CONFERENCE CALL AT 9:30 AM EASTERN TIME ON TUESDAY, JULY 29, 2003, IN WHICH THE COMPANY'S MANAGEMENT WILL DISCUSS THE FINANCIAL RESULTS FOR THE SECOND QUARTER. IF YOU WOULD LIKE TO PARTICIPATE IN THIS CONFERENCE, PLEASE CALL 800-867-1054 (INTERNATIONAL CALLERS USE 303-262-2075) WITHIN APPROXIMATELY 10 MINUTES BEFORE THE CALL IS SCHEDULED TO BEGIN. THE CONFERENCE IDENTIFICATION NUMBER IS 544826. A TAPED REPLAY OF THE CONFERENCE CALL WILL ALSO BE AVAILABLE THROUGH TUESDAY, AUGUST 5, 2003 BY DIALING 800-405-2236 (INTERNATIONAL CALLERS USE 303-590-3000) AND ENTERING THE FOLLOWING CODE: 544826.

Statements contained in this press release regarding the potential for various businesses and products, potential proceeds from the sale of the Space & Technology/Montreal division are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...

- uncertainties related to identifying a purchaser of the Space &
Technology/Montreal division, as well as external market conditions and internal priorities and constraints that could affect a purchaser's willingness and ability to complete the transaction on the terms and timing expected by the Company;


                                   Page -3-

                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 29, 2003


- economic conditions in the U.S. and abroad and their effect on capital spending in the Company's principal markets;

- volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, as well as the potential for realizing foreign exchange gains or losses associated with net foreign assets held by the Company;

- successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

- changes in the Company's consolidated effective income tax rate caused by the extent to which the actual levels and mix of taxable earnings among the U.S., Canada, and other taxing jurisdictions may vary from our current expectations;

- successful completion of technological development programs by the Company and the effects of technology that may be developed by competitors;

- successful transition of products from development stages to an efficient manufacturing environment;

- customer response to new products and services, and general conditions in our target markets (such as logistics, PCS/cellular telephony, and space-based communications);

- the availability of financing for satellite data communications systems and for expansion of terrestrial PCS/cellular phone systems;

- the extent to which terrestrial systems reduce market opportunities for space-based broadband communications systems by providing extensive broadband Internet access on a dependable and economical basis;

- the growth rate of demand for various mobile and high-speed communications services;

- development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

- the Company's ability to attract and retain qualified personnel, particularly those with key technical skills; and

- the availability of sufficient additional credit or other financing, on acceptable terms, to support the Company's expected growth.

Additional relevant factors and risks are identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


                                     (MORE)


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
                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 29, 2003


                             EMS Technologies, Inc.
                     Consolidated Statements of Operations
                      (In millions, except per-share data)

**Pro forma, as expected to be
restated in the third quarter of
2003, when Space & Technology/
Montreal will be reported as
discontinued operations.


                                                                Quarter Ended                    Quarter Ended
                                                                 June 28, 2003                   June 29, 2002
                                                           ------------------------        ------------------------
                                                              As              Pro             As              Pro
                                                           Reported         forma**        Reported         forma**
                                                           --------         -------        --------         -------

Net sales                                                   $ 64.4            68.1            82.9            62.7
Cost of sales                                                 54.2            43.6            55.4            39.6
Selling, general and administrative expenses                  16.7            14.9            15.7            13.9
Research and development expenses                              6.7             4.9             7.5             5.7
                                                            ------           -----           -----           -----
     Operating income (loss)                                 (13.2)            4.7             4.3             3.5
Non-operating income (loss)                                   (0.3)           (0.2)            0.1             0.1
Foreign exchange gain (loss)                                   1.7            (0.4)            0.2            (0.2)
Interest expense                                              (0.9)           (0.6)           (1.0)           (0.6)
                                                            ------           -----           -----           -----
     Earnings (loss) before income taxes                     (12.7)            3.5             3.6             2.8
Income tax expense                                            (1.4)           (1.1)           (1.1)           (1.0)
                                                            ------           -----           -----           -----
     Net earnings from continuing operations                                   2.4                             1.8
Earnings (loss) from discontinued operations                                 (16.5)                            0.7
                                                                             -----                           -----
     Net earnings (loss)                                    $(14.1)          (14.1)            2.5             2.5
                                                            ======           =====           =====           =====

Net earnings (loss) per share:
      Basic - from continuing operations                                      0.23                            0.17
      Basic - from discontinued operations                                   (1.55)                           0.07
                                                                             -----                           -----
                 Basic earnings (loss) per share            $(1.32)          (1.32)           0.24            0.24
                                                            ======           =====           =====           =====

      Diluted- from continuing operations                                     0.23                            0.17
      Diluted - from discontinued operations                                 (1.55)                           0.06
                                                                             -----                           -----
                 Diluted earnings (loss) per share          $(1.32)          (1.32)           0.23            0.23
                                                            ======           =====           =====           =====

Weighted average number of shares:
      Common                                                  10.7            10.7            10.5            10.5
      Common and dilutive common equivalent                   10.7            10.7            10.8            10.8


                                   Page -5-

                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 29, 2003


                             EMS Technologies, Inc.
                     Consolidated Statements of Operations
                      (In millions, except per-share data)

**Pro forma, as expected to be
restated in the third quarter of
2003, when Space & Technology/
Montreal will be reported as
discontinued operations.


                                                                Six Months Ended                  Six Months Ended
                                                                  June 28, 2003                    June 29, 2002
                                                           -------------------------          -------------------------
                                                              As               Pro               As               Pro
                                                           Reported          forma**          Reported          forma**
                                                           --------          -------          --------          -------

Net sales                                                   $ 130.9            126.5            153.3            117.6
Cost of sales                                                  99.0             81.3            100.7             73.5
Selling, general and administrative expenses                   31.5             27.9             30.5             27.1
Research and development expenses                              13.0              9.8             14.2             10.6
                                                            -------           ------           ------           ------
     Operating income (loss)                                  (12.6)             7.5              7.9              6.4
Non-operating income (loss)                                    (0.3)            (0.3)              --               --
Foreign exchange gain (loss)                                    2.0             (0.4)             0.5              0.2
Interest expense                                               (1.7)            (1.1)            (1.8)            (1.1)
                                                            -------           ------           ------           ------
     Earnings (loss) before income taxes                      (12.6)             5.7              6.6              5.5
Income tax expense                                             (1.4)            (1.4)            (2.0)            (1.9)
                                                            -------           ------           ------           ------
     Net earnings from continuing operations                                     4.3                               3.6
Earnings (loss) from discontinued operations                                   (18.3)                              1.0
                                                                              ------                            ------
     Net earnings (loss)                                    $ (14.0)           (14.0)             4.6              4.6
                                                            =======           ======           ======           ======

Net earnings (loss) per share:
      Basic - from continuing operations                                        0.40                              0.34
      Basic - from discontinued operations                                     (1.72)                             0.10
                                                                              ------                            ------
                 Basic earnings (loss) per share            $ (1.32)           (1.32)            0.44             0.44
                                                            =======           ======           ======           ======

      Diluted- from continuing operations                                       0.40                              0.33
      Diluted - from discontinued operations                                   (1.72)                             0.10
                                                                              ------                            ------
                 Diluted earnings (loss) per share          $ (1.32)           (1.32)            0.43             0.43
                                                            =======           ======           ======           ======

Weighted average number of shares:
Common                                                         10.7             10.7             10.5             10.5
Common and dilutive common equivalent                          10.7             10.7             10.7             10.7


                                   Page -6-
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                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 29, 2003


                             EMS Technologies, Inc.
                          Consolidated Balance Sheets
                                 (In millions)

**Pro forma, as expected to be
restated in the third quarter of
2003, when Space & Technology/
Montreal will be reported as
discontinued operations.

                                                     June 28, 2003                 December 31, 2002
                                               ------------------------        ------------------------
                                                  As             Pro              As              Pro
                                               Reported         Forma**        Reported         Forma**
                                               --------         -------        --------         -------

Cash                                            $ 11.3            11.3            12.4            12.4
Receivables billed                                59.0            50.9            62.0            51.8
Unbilled receivables under
  long-term contracts                             29.2            20.5            46.7            22.7
Customer advanced payments                        (3.3)           (1.9)           (6.9)           (2.4)
                                                ------           -----           -----           -----
  Trade accounts receivable                       84.9            69.5           101.8            72.1
                                                ------           -----           -----           -----
Inventories                                       46.8            37.5            41.0            33.0
                                                ------           -----           -----           -----
  Current assets                                 143.0           118.3           155.2           117.5
                                                ------           -----           -----           -----
Net property, plant and equipment                 55.2            38.0            51.4            36.0
Goodwill                                          13.5            13.5            13.5            13.5
Investment in Skybridge                           17.9              --            17.9              --
Assets of discontinued operations                   --            63.3              --            75.8
Other assets                                      17.0            13.5            18.3            13.5
                                                ------           -----           -----           -----
                                                $246.6           246.6           256.3           256.3
                                                ======           =====           =====           =====

Bank debt and current
  installments, long-term debt                  $ 38.9            38.9            33.9            33.9
Accounts payable                                  31.8            22.1            35.7            21.0
Other liabilities                                 19.0            16.3            19.9            17.0
Liabilities of discontinued operations              --            12.4              --            17.6
                                                ------           -----           -----           -----
  Current liabilities                             89.7            89.7            89.5            89.5
Long-term debt                                    18.7            18.7            20.8            20.8
Stockholders' equity                             138.2           138.2           146.0           146.0
                                                ------           -----           -----           -----
                                                $246.6           246.6           256.3           256.3
                                                ======           =====           =====           =====

                                     (more)

                                    Page -7-

                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 29, 2003


                             EMS Technologies, Inc.
                                  Segment Data
                                 (In millions)

                                          Quarters Ended                Six Months Ended
                                      -----------------------        ----------------------
                                      June 28         June 29        June 28        June 29
                                       2003            2002           2003            2002
                                      -------         -------        -------        -------

NET SALES
Space & Technology / Atlanta          $ 10.9           11.8            23.1            23.5
Space & Technology / Montreal           (3.7)          20.1             4.4            35.8
LXE                                     24.3           21.9            46.3            41.8
EMS Wireless                            15.3           14.9            24.1            27.7
SatCom                                  11.2            8.8            21.8            15.1
Other                                    6.4            5.4            11.2             9.4
                                      ------           ----           -----           -----
  Total                               $ 64.4           82.9           130.9           153.3
                                      ======           ====           =====           =====

OPERATING INCOME (LOSS)
Space & Technology / Atlanta          $  0.8            0.5             1.8             1.4
Space & Technology / Montreal          (18.0)           0.7           (20.1)            1.5
LXE                                      1.6            0.6             3.0             1.3
EMS Wireless                             1.5            1.7             1.7             2.7
SatCom                                   0.8            0.9             2.4             1.7
Other                                    0.1           (0.1)           (1.4)           (0.7)
                                      ------           ----           -----           -----
  Total                               $(13.2)           4.3           (12.6)            7.9
                                      ======           ====           =====           =====

NET EARNINGS (LOSS)
Space & Technology / Atlanta          $  0.4            0.2             1.0             0.6
Space & Technology / Montreal          (16.6)           0.5           (18.5)            0.7
LXE                                      0.9            0.7             1.7             1.0
EMS Wireless                             0.9            1.0             1.0             1.6
SatCom                                   0.6            0.4             1.8             1.1
Other & Corporate                       (0.3)          (0.3)           (1.0)           (0.4)
                                      ------           ----           -----           -----
  Total                               $(14.1)           2.5           (14.0)            4.6
                                      ======           ====           =====           =====


FOR FURTHER INFORMATION PLEASE CONTACT:  DON T. SCARTZ
                                         CHIEF FINANCIAL OFFICER
                                         770-729-6510


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